UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2024

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition and Appointment of Chief Operating Officer

On May 14, 2024, the Company announced that Deanna White accepted an offer to become the Company’s Interim Chief Executive Officer and Chief Operating Officer effective May 15, 2024 (the “Effective Date”). Ms. White replaces Stan Little, who has served as the Company’s Chief Executive Officer since July 2023. Mr. Little will continue to serve as a Director, Founder, Southern Airways and Special Advisor to the Company through May 2026.

Ms. White, 58 years old, previously served the Company as Chief Administrative Officer and Chief Financial Officer. from July 2023 to December 2023. Ms. White served as the Chief Financial Officer of Surf Air Global Limited, a subsidiary of the Company, from May 2022 to July 2023, and prior to that, she served as Chief Administrative Officer of Surf Air Global Limited from January 2021 to May 2022. Ms. White served as COO at Kitty Hawk/Cora, an aerospace company, from December 2017 to October 2019, where she led the business operations and commercialization of an R&D eVTOL aircraft program. Ms. White served as CEO and CFO at Bombardier Flexjet, a fractional ownership aircraft, leasing, and jet card service company, from October 2005 to March 2015.

A summary of the material terms and conditions of Ms. White’s amended employment agreement is set forth below. The summary is qualified in all respects by reference to Ms. White’s employment agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The agreement has an initial three-year term, which will automatically be extended by successive one-year terms unless either party provides at least 60 days written notice that the term will not be extended. Ms. White had previously entered into the Company’s standard form of indemnification agreement for executive officers.

Base Salary and Target Bonus. The agreement provides that Ms. White will receive an initial annual base salary of $650,000 and is eligible for an annual discretionary bonus as determined by the compensation committee of the Company’s board of directors (with a target incentive equal to 200% of her base salary).

Equity Grant. Ms. White will be granted an option (the “Option”) to purchase up to 876,059 shares of common stock of the Company. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the one (1) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $3.00 per share for any 20 trading days within any 30-trading day period. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the two (2) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $5.00 per share for any 20 trading days within any 30-trading day period. One-third (1/3) of the shares subject to the Option shall vest upon the earlier of the three (3) year anniversary of the Effective Date and the last trading day where the sales price of the Company’s common stock equals or exceeds $7.00 per share for any 20 trading days within any 30-trading day period.

Benefits; Payments Upon Termination. Ms. White is eligible to participate in the Company’s benefit plans made available to employees generally and will be provided a hybrid, electrified, or all electric automobile and use of Company aircraft, each in accordance with Company policies applicable to senior executives. If Ms. White’s employment with the Company is terminated by the Company without “cause” or by her for “good reason” (as defined in the agreement), she will receive severance of 12 months of her base salary (payable in installments over such period), payment of her COBRA premiums for up to 18 months, and vesting in full of any of her then outstanding and unvested equity awards granted by the Company that vest based solely on continued employment (or six months’ accelerated vesting of any time-based vesting component under a performance based equity award). In addition, she will receive a lump sum payment of a pro-rated amount of her target bonus for the fiscal year in which her termination occurs. However, if such a termination of her employment occurs on or within two years following a change in control of the Company, the salary component of her severance will be paid in a lump sum, and her then-outstanding equity awards granted by the Company will be fully vested (with performance-based awards vesting at the target level). Ms. White’s right to receive these severance benefits is subject to her providing a release of claims to the Company and her continued compliance with her confidentiality, non-solicitation (which shall continue for 12 months following termination), and other covenants in favor of the Company. If her employment with the Company terminates due to her death or disability, the Company will pay her (or her estate) a pro-rated target bonus for the year in which such termination occurs. If any payments under Ms. White’s employment agreement would otherwise trigger the excise tax imposed by Section 409A of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in her retaining a greater amount of the payments on an after-tax basis than if such reduction were not made.

There are no arrangements or understandings between Ms. White and any other persons pursuant to which she was selected as Interim Chief Executive Officer and Chief Operating Officer. There are also no family relationships between Ms. White and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 15, 2024, Mr. Stan Little resigned from his role as Chief Executive Officer of the Company, effective as of the Effective Date.

Ms. White has been designated as the Company’s Principal Executive Officer.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.1 to this report.

Exhibit Number	Exhibit Title or Description
10.1	Amended and Restated Employment Agreement dated May 17, 2024, but effective as of May 15, 2024, by and between Surf Air Mobility Inc. and Deanna White
99.1	Press release dated May 14, 2024 (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K, filed with the SEC on May 14, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: May 20, 2024	By:	/s/ Oliver Reeves
	Name:	Oliver Reeves
	Title:	Chief Financial Officer